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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                        HUNTSMAN IMPERIAL HOLDINGS LLC



          1. The name of the limited liability company is Huntsman Imperial Holdings LLC.

          2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Huntsman Imperial Holdings LLC on this 23rd day of March, 1999.



                              By:  /s/ Mary E. Keogh
                                 -----------------------
                              Name:  Mary E. Keogh
                              Title: Authorized Person
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                           CERTIFICATE OF AMENDMENT

                       Pursuant to Section 18-202 of the
                         Limited Liability Company Act


          3. The name of the limited liability company is Huntsman Imperial Holdings LLC.

          4. The Certificate of Formation is hereby amended to change the name of the limited liability company to Huntsman ICI Holdings LLC.

          5. Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

               "1. The name of the limited liability company is Huntsman ICI Holdings LLC.

          IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 12/th/ day of April, 1999.

                              HUNTSMAN IMPERIAL
                              HOLDINGS LLC



                              By: /s/ Samuel D. Scruggs
                                 --------------------------------
                              Name: Samuel D. Scruggs
                              Title: Authorized Person